                                  SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


    Filed by the registrant /X/
    Filed by a party other than the registrant/ /

    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                            CARING PRODUCTS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No Fee Required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedules or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing party:
         -----------------------------------------------------------------------
     (4) Date filed:
         -----------------------------------------------------------------------

                      CARING PRODUCTS INTERNATIONAL, INC.
                             200 FIRST AVENUE WEST
                                   SUITE 200
                           SEATTLE, WASHINGTON 89119

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 28, 1998

                            ------------------------

TO THE STOCKHOLDERS OF CARING PRODUCTS INTERNATIONAL, INC.

    NOTICE is hereby given that the Annual Meeting (the "Meeting") of Stockholders of CARING PRODUCTS INTERNATIONAL, INC. (the "Company"), a Delaware corporation, will be held at the law offices of Ryan, Swanson & Cleveland, P.L.L.C. located at 1201 Third Avenue, Suite 3400, Seattle, Washington 98101-3034 on September 28, 1998 at 8:30 A.M. (P.S.T.) for the following purposes:

    1. To elect six directors to serve until the 1999 Annual Meeting of Stockholders.

    2. To consider and vote upon a proposed amendment to the Company's Certificate of Incorporation to decrease its authorized capital.

    3. To ratify the selection of Grant Thorton LLP as the independent auditors of the Company for the fiscal year ending March 31, 1999.

    4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    All of the above matters are more fully described in the accompanying Proxy Statement.

    The Board of Directors has fixed the close of business on Monday, August 24th, 1998 as the date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. A list of stockholders entitled to vote at the Meeting will be open to examination by stockholders during ordinary business hours for a period of ten (10) days prior to the Meeting at the executive offices of the Company, 200 First Avenue West, Suite 200, Seattle, Washington 98119.

                                          By order of the Board of Directors,
                                          Steven A. Saide, Esq.
                                          SECRETARY


Seattle, Washington
September 8, 1998
--------------------------------------------------------------------------------
                                    IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

--------------------------------------------------------------------------------

                      CARING PRODUCTS INTERNATIONAL, INC.
                             200 FIRST AVENUE WEST
                                   SUITE 200
                           SEATTLE, WASHINGTON 98119

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------


                                PROXY STATEMENT
                 APPROXIMATE DATE OF MAILING: SEPTEMBER 8, 1998


    The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board" or the "Board of Directors") of Caring Products International, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the time and place set forth in the foregoing notice and at any adjournment thereof (the "Meeting"). Only stockholders of record (the "Stockholders") of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on August 24, 1998 are entitled to notice of, and to vote at, the Meeting. Proxies in the accompanying form, which are properly executed and duly returned to the Company and not revoked prior to exercise, will be voted in accordance with the instructions contained therein. If a Proxy is executed and returned without instructions as to how it is to be voted, such Proxy will be voted in favor of all proposals contained in this Proxy Statement. Each Proxy granted pursuant to this solicitation is revocable and may be revoked at any time prior to its exercise provided written notice of revocation is received by the Secretary of the Company prior to the Meeting. A Stockholder who attends the Meeting in person may, if he or she wishes, vote by ballot at the Meeting, thereby canceling any Proxy previously given by such Stockholder.

    The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum at the Meeting. Any Stockholder present in person or by proxy who abstains from voting on any particular matter described herein will be counted for purposes of determining a quorum. For purposes of voting on the matters described herein, (i) directors shall be elected by a plurality of the voting power present in person or represented by proxy at the Meeting and entitled to vote and (ii) the other matters shall be determined by the affirmative vote of the majority of the voting power present in person or represented by proxy at the Meeting and entitled to vote on the matter. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee, shares present by proxy where the Stockholder properly withholds authority to vote for such nominee and broker non-votes will not be counted towards such nominee's achievement of a plurality. With respect to any of the other matters to be voted upon, if the Stockholder abstains from voting or directs his or her proxy to abstain from voting, the shares are considered present at the Meeting for such matter but, since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes on any such matter, the shares are not considered present at the Meeting for such matter and they are, therefore, not counted in respect of such matter. Provided that a quorum is otherwise present, such broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                             PRINCIPAL STOCKHOLDERS

    The outstanding voting stock of the Company as of August 1, 1998 consisted of 2,781,343 shares of Common Stock, with each share entitled to one vote. Beneficial ownership has been determined for purposes herein in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days. So far as is known to the Company, the following was the only beneficial owner of more than 5% of the outstanding Common Stock of the Company on such date:

                                                                                       AMOUNT OF SHARES
                                                                                         BENEFICIALLY     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                         OWNED           CLASS
-------------------------------------------------------------------------------------  -----------------  -----------
Wayne M. Hamersly ...................................................................        175,000             6.3%
811 Southwest Front Avenue
Suite 200
Portland, Oregon 97204

                               EXECUTIVE OFFICERS

    The executive officers of the Company are identified in the table below. Each executive officer of the Company serves at the pleasure of the Board of Directors.

                                                       YEAR BECAME
                                                      AN EXECUTIVE
NAME                                         AGE         OFFICER                           POSITIONS
---------------------------------------      ---      -------------  ------------------------------------------------------
William H.W. Atkinson..................          55          1992    Chairman of the Board and Chief Executive Officer

Susan A. Schreter......................          37          1992    President and Director

Priscilla A. Cain......................          40          1996    Chief Operating Officer

Sandra L. Sternoff.....................          40          1997    Chief Financial Officer

Paul Stanton...........................          60          1996    Vice Chairman of the Board

                             ELECTION OF DIRECTORS

    At the Meeting, six directors are to be elected until their successors are elected and qualified. The Board of Directors has designated William H.W. Atkinson, Susan A. Schreter, Anthony A. Cetrone, Michael M. Fleming, Paul Stanton and Dr. Herbert Sohn as nominees. Proxies received from Stockholders will be voted, unless authority to so vote is withheld, for the election of the nominees identified in the following table. Authority to vote for any or all of the nominees may be withheld in the manner indicated on the enclosed Proxy. If for any reason any of the nominees becomes unavailable for election, the Proxies solicited will be voted for such other nominees as are selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will not be available or will not serve if elected. Set forth in the following table is certain information with respect to each nominee nominated to serve as a Director. Each nominee described is presently a director of the Company. Each nominee for director at the Meeting was previously elected to the Board by the Stockholders of the Company.

                             NOMINEES FOR DIRECTORS

                                                                                                        YEAR FIRST BECAME A
NAME                                                                                          AGE            DIRECTOR
----------------------------------------------------------------------------------------      ---      ---------------------
William H.W. Atkinson...................................................................          55              1992

Susan A. Schreter.......................................................................          37              1992

Anthony A. Cetrone......................................................................          69              1993

Michael M. Fleming......................................................................          49              1992

Paul Stanton............................................................................          60              1996

Dr. Herbert Sohn........................................................................          70              1997

    The Board of Directors recommends a vote FOR each of the nominees for election as directors.

                            BIOGRAPHICAL INFORMATION

    Certain information about the executive officers and directors of the Company is set forth below. This information has been furnished to the Company by the individuals named.

    WILLIAM H.W. ATKINSON co-founded the Company in November 1992 and has been Chairman of the Board since inception. He became the Company's Chief Executive Officer in May 1994. Since January 1994, Mr. Atkinson also has served as the Chairman of the Board of Caring Products Industries, Ltd., Burnaby, British Columbia, a subsidiary of the Company that engaged in healthcare product manufacturing and distribution. From September 1987 through April 1994, Mr. Atkinson was Vice Chairman and a Trustee of Mercer International, Vancouver, British Columbia, a Nasdaq-traded company with interests in the financial services, natural resources and pulp and paper businesses in Europe.

    SUSAN A. SCHRETER co-founded the Company in November 1992 and has served as President and a director since inception. From July 1985 to December 1992, she was founder and President of Beta International, Inc., New York, New York, a firm providing consulting services to growing companies, private business investors and buy-out funds in the areas of acquisition due diligence, cash flow planning, strategic business planning and capital investment. From February 1992 to January 1995, Ms. Schreter served as a director of Omnicorp Limited, a provider of environmental services.

    PRISCILLA A. CAIN has been the Vice President of Operations since August 1996 and was promoted to Chief Operating Officer on June 22, 1998. She was the director of Cain Consulting from February 1998 through July 1998, providing information systems and manufacturing expertise to emerging growth companies. From August 1988 through July 1996, she served as the Corporate Manager of Information Systems for Derby Cycle Corporation, a producer of private label and name-brand pleasure and racing bicycles.

    SANDRA L. STERNOFF joined the Company as Chief Financial Officer on October 1, 1997. From October 1994 to September 1997, she served as Vice President of Finance for John F. Throne & Co., a firm providing insurance brokerage services to the aviation and transportation industries. From October 1993 to September 1994, she was Controller for Jones/Rodolfo Corporation, a designer and manufacturer of men's and women's golf and casual apparel. From September 1990 through September 1993, Ms. Sternoff was managing partner of Sternoff Development Company, a real estate development and management company.

    ANTHONY A. CETRONE, a director of the Company since September 1993, has been President and Chief Executive Officer of Micron Medical Products ("Micron Medical"), Fitchburg, Massachusetts, a medical products company, since April 1988. Micron Medical has been a subsidiary of Arrhythmia Research Technology, Inc., Austin, Texas, a company that manufactures cardiological medical products ("Arrhythmia Research") since November 1992. Since October 1991, he has also served as the chairman of the Board of Micron Products, the parent of Micron Medical. From January 1993 to February 1995, Mr. Cetrone also served as the President and Chief Executive Officer of Arrhythmia Research and has served on its Board since November 1992.

    MICHAEL M. FLEMING has been affiliated with the law firm of Ryan, Swanson & Cleveland, Seattle, Washington, since November 1992, where he has specialized in real estate, dispute resolution, securities and environmental matters. He was associated with the firm on an "of counsel" basis from November 1992 until January 1996, at which time, he became a partner in the firm. Since July 1988, Mr. Fleming has also served as the President and owner of Kidcentre, Inc., a provider of childcare services in Seattle, Washington. Since April 1985, he has also been the President and owner of Fleming Investment Co., Seattle, Washington, a private investment company. Mr. Fleming was elected to the Company's Board of Directors in November 1992.

    DR. HERBERT SOHN was elected to the Board of Directors in August 1997. Since 1989, Dr. Sohn has served as an attending urologist at the Louis A. Weiss Memorial Hospital in Chicago. He has also served as a clinical associate professor of surgery at the Abraham Lincoln School of Medicine at the University of Illinois since 1973. A graduate of the Chicago Medical School, Dr. Sohn completed residencies in urology and surgery at the University Hospitals of Cleveland. He also received a Juris Doctorate degree from the John Marshall Law School.

    PAUL STANTON was elected to the Board of Directors in September 1996 and has served as Vice Chairman of the Board since joining the board. He also has served as a consultant to the Company since February 1996. Mr. Stanton has been employed as President of Paul Stanton & Associates, which provides strategic analysis and consulting services to product manufacturers and retail drug chains, since January 1996. From February 1986 to December 1995, he was Vice President of General Merchandise and Drug Store Merchandising of Pathmark, an East Coast supermarket chain.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Company has an Executive Committee which is composed of William H.W. Atkinson, Susan A. Schreter and Anthony A. Cetrone. The Executive Committee has been delegated the authority to exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company, including the right to: (i) authorize the purchase of stock; (ii) adopt an agreement of merger or consolidation; (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's properties or assets; (iv) recommend to the stockholders a dissolution of the Company or a revocation of dissolution; (v) amend the by-laws; or (vi) authorize the declaration of a dividend. The Executive Committee meets at such times, as it deems appropriate.

    In addition, the Company has an Audit Committee which is composed of William H.W. Atkinson, Michael M. Fleming and Anthony Cetrone. The Audit Committee has been established to review and monitor the general policies and practices of the Company and its subsidiaries with regard to accounting, financial reporting, internal auditing and financial controls and to serve as a channel of communication between the Board of Directors and the Company's independent certified accountants. At least a majority of the Audit Committee consists of independent directors. The Audit Committee meets as such times, as it deems appropriate.

    The Company has a Compensation Committee (the "Committee" or the "Compensation Committee") which currently consists of Anthony A. Cetrone and Michael M. Fleming. The Compensation Committee has been established to review and make recommendations to the Board regarding the compensation to be paid by the Company and its subsidiaries to their executive officers, key employees and consultants, including, without limitation, the grant of incentive awards under the Company's incentive program. The Compensation Committee consists solely of independent directors and meets as such times, as it deems appropriate.

    The Company does not have a nominating committee.

MEETINGS OF THE BOARD

    During the fiscal year ended March 31, 1998 ("fiscal year 1998"), the Board of Directors held one meeting and no committee meetings. In addition, during fiscal year 1998, the Board of Directors acted four times by written consent of its members. The Company's directors discharge their responsibilities throughout the year, not only at Board of Directors' and committee meetings, but also through personal meetings and other communications, including telephone contacts with the Chairman and others.

EQUITY SECURITIES BENEFICIALLY OWNED BY THE DIRECTORS AND NAMED EXECUTIVE
  OFFICERS

    According to information furnished to the Company as of August 1, 1998, the directors of the Company, the Company's "named executive officers" (the "Named Executive Officers") within the meaning of Item 402(a)(3) of Regulation S-K of the Securities Act of 1933, as amended (the "Act"), and all directors and executive officers as a group, beneficially owned shares of Common Stock of the Company as set forth below. Beneficial ownership has been determined for purposes herein in accordance with Rule 13d-3 of the Exchange Act under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.

                                                                                       AMOUNT OF SHARES   PERCENT OF
NAME OF BENEFICIAL OWNER                                                              BENEFICIALLY OWNED     CLASS
------------------------------------------------------------------------------------  ------------------  -----------
Susan A. Schreter (1) ..............................................................         126,095             4.5%
c/o Caring Products International, Inc.
200 First Avenue West, Suite 200
Seattle, WA 98119

William H.W. Atkinson (2) ..........................................................         126,142             4.5%
290 Montroyal
Vancouver, BC
Canada

Priscilla Cain (3)..................................................................          22,917           *

Anthony A. Cetrone (4)..............................................................           9,512           *

Michael M. Fleming (4)..............................................................           9,512           *

Paul Stanton (5)....................................................................          12,500           *

Dr. Herbert Sohn (6)................................................................           2,083           *

All Executive Officers and Directors as a Group (7 persons) (7).....................         308,761            11.1%

------------------------

*   Less than 1%

(1) Includes 87,200 shares issuable upon exercise of currently outstanding stock options.

(2) Includes 88,242 shares issuable upon exercise of currently outstanding stock options.

(3) Includes 22,917 shares issuable upon exercise of currently exercisable stock options.

(4) Includes 9,417 shares issuable upon exercise of currently exercisable stock options.

(5) Includes 12,500 shares issuable upon exercise of currently exercisable stock options.

(6) Includes 2,083 shares issuable upon exercise of currently exercisable stock options.

(7) Includes 222,359 shares issuable upon exercise of currently exercisable stock options.

                             EXECUTIVE COMPENSATION

    The following summary compensation table sets forth certain information concerning the compensation of the Named Executive Officers for each of the three fiscal years during the period ending March 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                                       LONG-TERM
                                                                                                      COMPENSATION
                                                                                        ANNUAL           AWARDS
                                                                                     COMPENSATION   ----------------
                                                                                     -------------   OPTIONS/SAR'S
NAME AND PRINCIPAL POSITION                                                 YEAR      SALARY ($)          (#)
------------------------------------------------------------------------  ---------  -------------  ----------------
William H.W. Atkinson ..................................................       1998   $   125,000         112,500
Chief Executive Officer and Chairman                                           1997       125,000          13,583
                                                                               1996        96,000          11,075

Susan A. Schreter ......................................................       1998   $   125,000         112,500
President and Director                                                         1997       125,000          13,583
                                                                               1996        96,000          11,075

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides certain summary information concerning individual grants of stock options made to Named Executive Officers during the fiscal year ended March 31, 1998. Except as set forth in the table below, during fiscal year 1998, the Company did not grant any stock options to any of the Named Executive Officers.

                                                                                                     POTENTIAL REALIZABLE
                                                             INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                        -----------------------------------------------------------  RATES OF STOCK PRICE
                                         NUMBER OF     PERCENT OF TOTAL                                APPRECIATION FOR
                                          SHARES        OPTIONS GRANTED                                 OPTION TERM(1)
                                        UNDERLYING      TO EMPLOYEES IN      EXERCISE    EXPIRATION  --------------------
NAME                                     GRANT (#)    FISCAL YEAR(1) (%)     PRICE ($)      DATE      5% ($)     10% ($)
--------------------------------------  -----------  ---------------------  -----------  ----------  ---------  ---------
William H.W. Atkinson.................     112,500(2)              37%            5.00    8/27/02      155,250    343,125

Susan A. Schreter.....................     112,500(2)              37%            5.00    8/27/02      155,250    343,125

------------------------

(1) Based on options to purchase 306,250 shares of Common Stock granted to employees, directors and consultants, including executive officers, in fiscal 1998.

(2) The term of such options are consistent with those of options granted to other employees and directors under the Company's Stock Option Plans. The options vested immediately because of length of service. The Plans provisions permit the Board of Directors to, among other things, accelerate vesting of options in the event of a change in control of the Company.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

    The following table provides certain summary information concerning stock option exercises during the fiscal year ended March 31, 1998 by the Named Executive Officers and the value of unexercised stock options held by the Named Executive Officers as of March 31, 1998.

                                                                         NUMBER OF               VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS AT       "IN THE MONEY" OPTIONS
                                    NUMBER OF                       FISCAL YEAR END (#)         AT FISCAL YEAR END ($)
                                 SHARES ACQUIRED      VALUE      --------------------------  ----------------------------
NAME                             ON EXERCISE (#)  REALIZED ($)   EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------  ---------------  -------------  -----------  -------------  -------------  -------------
William W.H. Atkinson..........          -0 -           - 0 -       140,325       -0 -              -0 -        -0 -

Susan A. Schreter..............          -0 -            -0 -       140,325       -0 -              -0 -        -0 -

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

    In December 1993, the Company entered into three-year employment agreements with Mr. Atkinson and Ms. Schreter, the Company's Chief Executive Officer and President, respectively. Both agreements were subsequently amended as of March 1996 to provide, among other things, for an additional three-year term. Each agreement may be terminated for "cause" (as defined in the agreements) and under circumstances set forth in the agreements. Under the terms of the agreements, Mr. Atkinson and Ms. Schreter are both entitled to receive an annual base salary of $125,000, or such higher salary as may be approved by the Board of Directors from time to time. Each year during the term of their agreements, Mr. Atkinson and Ms. Schreter are entitled to receive stock options in an amount equal to at least 20% of the aggregate number of options offered under the Company's option and incentive plans to all officers, key executives, directors, professional or administrative employees or consultants or advisors, any of its subsidiaries or any of its agents (as defined in the respective plans), or to a cash payment to compensate for the shortfall in the event this provision is not complied with. Mr. Atkinson and Ms. Schreter also are entitled to participate in any bonus or profit sharing plan that may be adopted from time to time by the Company, and to specified additional bonus payments and option grants upon termination under certain specified circumstances. Upon a change in control, as defined in the agreements, Mr. Atkinson and Ms. Schreter will be entitled to receive, in addition to other compensation and benefits due them, his or her then-effective base salary for a period of three years from the date of termination, plus all benefits, other than the bonus and stock options (or the value thereof), to which they would have been entitled had they continued their employment. In addition, the agreements provide that Mr. Atkinson and Ms. Schreter are entitled to receive all rights, privileges and fringe benefits afforded to other senior executives of the Company and to payment or reimbursement for reasonable expenses incurred in the performance of his or her respective services under the agreement. The agreements also contain confidentiality provisions.

COMPENSATION OF DIRECTORS

    During the fiscal year ended March 31, 1998, each director who was not an officer or an employee of the Company (an "Outside Director") received a director's fee of $2,500 for attendance at each meeting of the Board of Directors. All directors of the Company are also reimbursed for expenses. The Board of Directors, in its discretion, is authorized to grant to each Outside Director options to purchase shares of the Company's Common Stock, at option prices equal to the fair market value of the Company's Common Stock on the date of grant. During fiscal year 1998, no Outside Director received any options to purchase shares of Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of Anthony A. Cetrone and Michael M. Fleming. No member of the Company's Compensation Committee is a current or former officer or employee of the

Company or any of its subsidiaries. There are no compensation committee interlocks between the Company and any other entities involving any of the executive officers or directors of such other entities.

CERTAIN TRANSACTIONS

    Paul Stanton, the Vice Chairman of the Board of Directors of the Company, has provided consulting services to the Company since June 1996. Pursuant to an oral arrangement with the Company, Mr. Stanton received consulting fees of $56,500 in fiscal 1998.

    It is the policy of the Company with respect to insider transactions, that all transactions between the Company, its officers, directors, principal stockholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties in arms-length transactions, and that all such transactions shall be approved by a majority of the disinterested members of the Board of Directors. The Company believes that the transactions described above complied with such policy.

    In October 1997, Paulson Investment Company, Inc., one of the representatives of the underwriters of the Company's public offering completed in December 1997 (the "Offering"), loaned the Company a total of $550,000. The loans were non-interest bearing and were repaid by the Company out of the net proceeds of the Offering in December 1997.

SECTION 16(A) REPORTING UNDER THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the exchange on which the Common Stock is listed for trading. Executive officers, directors and more than ten percent stockholders are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all Section 16(a) reports filed. Based solely on the Company's review of copies of the Section 16(a) reports filed for the fiscal year ended March 31 1998 the Company believes that all reporting requirements applicable to its executive officers, directors, and more than ten percent stockholders were complied with for the fiscal year ended March 31, 1998.

                            STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative stockholder return on the Common Stock with the cumulative total return during the same period of (i) the NASDAQ Market Index,
(ii) a peer group selected by the Compensation Committee consisting of Raven Industries, Inc. (the "Peer Group"). All of the indexes include only companies whose common stock has been registered under Section 12 of the Securities Exchange Act of 1934 for at least the time frame set forth in the graph.

    Cumulative total returns are calculated assuming that $100 was invested on December 10, 1997 in each of the Common Stock, the NASDAQ Market Index, and the Peer Group, and that all dividends were reinvested.

    The total shareholder returns depicted in the graph are not necessarily indicative of future performance. The graph and related disclosure shall not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the graph and such disclosure by reference.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   AMONG CARING PRODUCTS INTERNATIONAL, INC.,
                            THE NASDAQ MARKET INDEX
                               AND THE PEER GROUP
              INDEXED RETURNS FOR THE PERIOD ENDED MARCH 31, 1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               CARING PRODUCTS INTERNATIONAL, INC.         SIC CODE INDEX       NASDAQ MARKET INDEX
12/10/97                                       $ 100.00            $ 100.00                    $ 100.00
12/31/97                                          93.94              104.64                       98.35
1/30/98                                           74.24              109.10                      101.43
2/27/98                                           74.24              107.42                      111.11
3/31/98                                           63.64              102.50                      114.33

                          REPORT OF BOARD OF DIRECTORS

OVERALL POLICY

    The Company's executive compensation program is designed to be closely linked to corporate performance and the total return to stockholders over the long-term. To that end, the Company has developed an overall compensation strategy and specific compensation plans which tie executive compensation to the Company's success in meeting specified objectives and to appreciation in the Company's stock price. The overall objectives are to attract and retain the best possible executive talent, motivate key executives to achieve the goals inherent in the Company's business strategy, link executive and stockholder interests through participation in the Company's 1996 Incentive Program (the "Program") and provide a compensation package that recognizes individual contributions as well as overall business results.

    The Board of Directors or the Compensation Committee approves the compensation of executive officers of the Company, including the individuals whose compensation is detailed in this Proxy Statement. The key elements of the Company's executive compensation during the last fiscal year consisted of base salary and grants of stock options under the Program. The Company's policies with respect to each of these elements, are discussed below. In addition, while the elements of compensation described below are considered separately, the Company takes into account the full compensation package afforded by the Company to each individual.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION PLANS

    It is the policy of the Company to have the executive compensation plans of the Company treated as fully tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") whenever, in the judgment of the Board of Directors or the Compensation Committee, to do so would be consistent with the business objectives of those plans. All compensation paid during fiscal year 1998 was, in fact, fully tax deductible. The Board of Directors or the Compensation Committee, however, reserves the right to grant future compensation awards in such amounts as it may deem appropriate in the exercise of its business judgment, notwithstanding whether those awards are fully tax deductible.

BASE SALARIES

    Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent. Annual salary adjustments are determined by evaluating the performance of the Company and of each executive officer, and by taking into account added responsibilities. The Board of Directors or the Compensation Committee, where appropriate, also considers non-financial performance measures. These include increases in market share, improvements in product quality and improvements in relations with customers, suppliers and employees. These factors are afforded varying levels of significance by the Board of Directors or the Compensation Committee depending upon the circumstances. All final determinations are subjective.

STOCK OPTIONS

    Under the Program, stock options are periodically granted to the Company's employees, including executive officers. The Board of Directors or the Compensation Committee sets guidelines for the size of the stock option awards based on similar factors, including competitive compensation data, as are used to determine base salaries. In the event of poor corporate performance, the Board of Directors or the Compensation Committee can elect not to award stock options. Final determinations are subjective.

    Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest in increments over a period of five years. This approach is designed to incentivize the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized by the option recipients unless stock price appreciation occurs over a number of years.

                                          BOARD OF DIRECTORS

                                          WILLIAM H.W. ATKINSON
                                          SUSAN A. SCHRETER
                                          ANTHONY A. CETRONE
                                          MICHAEL M. FLEMING
                                          PAUL STANTON
                                          DR. HERBERT SOHN

             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
               TO DECREASE THE AUTHORIZED SHARES OF COMMON STOCK

PROPOSED AMENDMENT

    The Board has approved an amendment to Article Fourth of the Company's Certificate of Incorporation, as restated and amended (the "Certificate of Incorporation"), to decrease the authorized shares of Common Stock from 75,000,000 to 15,000,000, subject to the approval by the Company's Stockholders at the Meeting. If the proposed amendment is approved by the Stockholders, the text of the first sentence of Article Fourth of the Certificate of Incorporation would be amended to read as follows:

    "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue shall be 16,000,000 million shares of capital stock, of which 1,000,000 shares shall be classified as Preferred Stock, par value $.01 per share, and 15,000,000 shall be classified as Common Stock, par value $0.01 per share."

    As of August 1, 1998, there were 75,000,000 shares of Common Stock authorized, 2,781,343 shares outstanding, 3,365,696 shares reserved for issuance and 68,852,961 shares available for issuance.

REASONS FOR PROPOSED AMENDMENT

    The proposed amendment to the Company's Certificate of Incorporation to decrease the number of authorized shares of Common Stock has been recommended by the Board to reduce the amount of franchise taxes payable annually by the Company to the State of Delaware which are based, in part, on the total authorized shares of capital stock. If the proposed amendment had been adopted in fiscal 1998, the Company's franchise taxes would have been reduced by approximately $27,000.

    If approved by the Stockholders, the proposed amendment would reduce the authorized and unissued shares of Common Stock available for issuance at the discretion of the Board without further Stockholder approval. The Board has concluded that the 8,852,961 shares of authorized Common Stock that would be available for issuance assuming the proposed amendment is approved would constitute an adequate supply of authorized and unissued shares of Common Stock to meet foreseeable corporate purposes, such as financing acquisitions with capital stock, declaring stock splits or stock dividends, raising additional equity capital and granting awards pursuant to employee benefit plans, and for such other corporate purposes as may arise. However, if such supply should prove inadequate, the Board would seek Stockholder approval at such time to increase the authorized and unissued shares of Common Stock as may be appropriate.

    The Board recommends a vote FOR approval of the proposed amendment to the Certificate of Incorporation.

                              INDEPENDENT AUDITORS

    Grant Thorton LLP, certified public accountants, have been appointed by the Board of Directors, upon recommendation of the Audit Committee of the Board of Directors, as independent auditors for the Company to examine and report on its financial statements for the fiscal year ending March 31, 1999, which appointment is being submitted to the Stockholders for ratification at the Meeting. Representatives of Grant Thorton LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. The appointment of the independent auditors will be ratified if it receives the affirmative vote of the holders of a majority of shares of the Common Stock of the Company present at the Meeting, in person or by proxy. Submission of the appointment of the auditors to the Stockholders for ratification will not limit the authority of the Board of Directors to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated.

    The Board of Directors recommends a vote FOR the appointment of Grant Thorton LLP as independent auditors for the fiscal year ending March 31, 1999.

                            STOCKHOLDERS' PROPOSALS


    Any proposal by a Stockholder of the Company intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive office not later than May 10, 1999 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.


                                 ANNUAL REPORT

    Concurrently with the mailing of these Proxy Materials, the Company is mailing a copy of its Annual Report to Stockholders for the fiscal year ended March 31, 1998. Such Annual Report is not to be regarded as proxy solicitation material.

    UPON WRITTEN REQUEST BY A STOCKHOLDER ENTITLED TO VOTE AT THE 1998 ANNUAL MEETING, THE COMPANY WILL FURNISH THAT PERSON WITHOUT CHARGE WITH A COPY OF THE FORM 10-KSB ANNUAL REPORT FOR FISCAL 1998 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO.If the person requesting the report was not a Stockholder of Record on August 24, 1998, the request must contain a good faith representation that the person making the request was a beneficial owner of the Common Stock of the Company at the close of business on such date. Requests should be addressed to Caring Products International, Inc., 200 First Avenue West, Suite 200, Seattle, Washington 89119, ATTN: Sandra L. Sternoff.

                                 OTHER BUSINESS

    Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

                   SOLICITATION AND EXPENSES OF SOLICITATION

    Officers and employees of the Company may solicit proxies. Proxies may be solicited by personal interview, mail, telegraph and telephone. No compensation will be paid by the Company to any person in connection with the solicitation of proxies. Brokers, bankers and other nominees will be reimbursed for out-of-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Company's stock. The cost of preparing this Proxy Statement and all other costs in connection with solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company.

    Even if you plan to attend the Meeting in person, please sign, date and return the enclosed proxy promptly. If you attend the Meeting, your proxy will be voided at your request and you can vote in person. A postage-paid return-addressed envelope is enclosed for your convenience.

    Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

                                          By order of the Board of Directors,
                                          Steven A. Saide, Esq.
                                          SECRETARY


September 8, 1998

                      CARING PRODUCTS INTERNATIONAL, INC.
              200 FIRST AVENUE WEST, SUITE 200, SEATTLE, WA 89119

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CARING PRODUCTS
                              INTERNATIONAL, INC.
         FOR THE ANNUAL MEETING OF STOCKHOLDERS ON SEPTEMBER 28, 1998.

                               COMMON STOCK PROXY
                         PROXY/VOTING INSTRUCTION CARD

    The undersigned appoints William H.W. Atkinson and Susan A. Schreter, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Caring Products International, Inc. Common Stock which the undersigned may be entitled to vote AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 28, 1998, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, AS INDICATED ON THE REVERSE SIDE.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3.

1.  ELECTION OF DIRECTORS

    FOR / / all nominees listed below WITHHOLD AUTHORITY / / to vote for all nominees listed below *EXCEPTIONS / / Nominees: William H.W. Atkinson, Susan A. Schreter, Anthony A. Cetrone, Michael M. Fleming, Paul Stanton and Dr. Herbert Sohn

    (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
    *Exceptions_________________________________________________________________

2. FOR / / AGAINST / / ABSTAIN / / Amendment to the Certificate of Incorporation to decrease the Company's authorized Common Stock from 75,000,000 shares to 15,000,000 shares.

3. FOR / / AGAINST / / ABSTAIN / / To ratify the selection, by the Board of Directors, of Grant Thorton LLP as the independent auditors of the Company for the fiscal year ending March 31, 1999.

4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

If you plan to attend the meeting please check here / / Change of address or Comments mark here / /
                                Date: _______________________________________ ,
                                1998
                                ________________________________________________
                                                    Signature
                                ________________________________________________
                                           Signature, if held jointly

                                (Please sign, date and return this Proxy in the enclosed postage prepaid envelope.)

                                PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.

                                When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, if a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                VOTES MUST BE INDICATED (X) IN BLACK OR BLUE
                                INK /X/